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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Alcide Corporation
8561 154th Avenue NE
Redmond, WA   98052


     We consent to the incorporation by reference in the Registration Statement on Alcide Corporation on Form S-8 of our report dated June 21, 1994, appearing in the Annual Report on Form 10-K of Alcide Corporation for the year ended May 31, 1995.



DELOITTE AND TOUCHE

Stamford, Connecticut
February 2, 1996